EXHIBIT 99.1

Crexendo Announces First Quarter 2024 Results

PHOENIX, AZ / ACCESSWIRE / May 7, 2024 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business, today announced financial results for the first quarter ended March 31, 2024.

First Quarter Financial highlights:

•	Total revenue increased 14% year-over-year to $14.3 million
•	GAAP net income of $434,000, or $0.02 per basic common share and $0.01 per diluted common share
•	Non-GAAP net income of $1.9 million, or $0.07 per basic common share and $0.06 per diluted common share

Financial Results for the First Quarter of 2024

Total Revenue: Consolidated total revenue for the first quarter of 2024 increased 14%, or $1.8 million, to $14.3 million compared to $12.5 million for the first quarter of 2023.

Service Revenue: Consolidated service revenue for the first quarter of 2024 increased 10%, or $0.7 million, to $7.8 million compared to $7.1 million for the first quarter of 2023.

Software Solutions Revenue: Consolidated software solutions revenue for the first quarter of 2024 increased 25%, or $1.0 million, to $5.1 million compared to $4.1 million for the first quarter of 2023.

Product Revenue: Consolidated product revenue for the first quarter of 2024 increased 6%, or $0.1 million, to $1.3 million compared to $1.2 million for the first quarter of 2023.

Operating Expenses: Consolidated operating expenses for the first quarter of 2024 decreased 2%, or $(0.2) million, to $13.8 million compared to $14.0 million for the first quarter of 2023.

Net Income/(Loss): The Company reported net income of $0.4 million for the first quarter of 2024, or $0.02 per basic common share and $0.01 per diluted common share, compared to net loss of $(1.6) million, or $(0.06) loss per basic and diluted common share for the first quarter of 2023.

Non-GAAP: Non-GAAP net income of $1.9 million for the first quarter of 2024, or $0.07 per basic common share and $0.06 per diluted common share, compared to non-GAAP net income of $0.6 million or $0.02 per basic and diluted common share for the first quarter of 2023.

EBITDA and Adjusted EBITDA: EBITDA for the first quarter of 2024 of $1.3 million compared to a loss of $(0.7) million for the first quarter of 2023. Adjusted EBITDA for the first quarter of 2024 of $2.0 million compared to $0.7 million for the first quarter of 2023.

Cash and Cash Equivalents: Total cash and cash equivalents at March 31, 2024 was $11.0 million compared to $10.3 million at December 31, 2023.

Cash Flow: Cash used for operating activities for the first quarter of 2024 was $(0.2) million compared to $(1.6) million used for the first quarter of 2023. Cash used for investing activities for the first quarter of 2024 was nill compared to $(0.0) million used for the first quarter of 2023. Cash provided by financing activities for the first quarter of 2024 was $0.8 million compared to cash used in financing activities of $(0.2) million for the first quarter of 2023.

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Management Commentary

“Our superb performance in the first quarter of 2024 reflects our unwavering commitment to innovation, operational excellence, and delivering value to our shareholders and customers. We are very pleased with the strong financial results, including a 14% year-over-year organic increase in total revenue to $14.3 million as well as GAAP profitability.” Said Jeff Korn Crexendo Chief Executive Officer and Chairman of the Board. “Our revenue growth remains robust, driven by a 25% growth in the software solutions segment as well as a double digit increase in telecom service revenue which equated to very solid performance across all revenue segments.”

Korn added “We remain steadfast in our efforts to streamline costs and improve operational effectiveness. Our efforts resulted in GAAP net income of $434,000, non-GAAP net income of $1.9 million and Adjusted EBITDA of $2.1 million, demonstrating our ability to deliver profitable growth and create value for our shareholders. This is now the third quarter in a row of GAAP profitability which is particularly meaningful. Looking ahead, we remain focused on driving organic growth, pursuing larger opportunities, and exploring accretive acquisitions to further accelerate our expansion. Our strong performance in the first quarter of 2024, coupled with the demand for our services positions us well for continued success. We are confident in our ability to sustain our growth momentum and capitalize on market opportunities, supported by our dedicated team and strong market positioning. I remain highly excited and enthusiastic about our future.”

Conference Call

Crexendo management will hold a conference call today, May 7, 2024, at 4:30 PM Eastern time to discuss these results. Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

Dial-in Numbers:

Domestic Participants: 888-506-0062

International Participants: 973-528-0011

Participant Access Code 203352

Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference participant access code 203352 and the Crexendo earnings call. A replay of the call will be available until May 14, 2024 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 50499.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include Crexendo (i) having had  superb performance in the first quarter of 2024; (ii) having unwavering commitment to innovation, operational excellence, and delivering value to our shareholders; (iii) revenue growth remaining robust and having a very solid performance across all revenue segments; (iv) remaining steadfast in efforts to streamline costs and improve operational effectiveness; (v) demonstrating its ability to deliver profitable growth and create value for  shareholders; (vi) the third quarter in a row of GAAP profitability is particularly meaningful; (vii) remaining focused on driving organic growth, pursuing larger opportunities, and exploring accretive acquisitions; (viii) being positioned for continued success; (ix) being confident in the ability to sustain growth momentum and capitalize on market opportunities and (x) remaining highly excited and enthusiastic about the future.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2023, quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Company Contact

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

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CREXENDO, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited, in thousands, except par value and share data)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$11,041	$10,347
Trade receivables, net of allowance of $125 and $116, respectively	4,216	3,476
Inventories	381	382
Equipment financing receivables, net of allowance of $58 and $56, respectively	884	856
Contract costs	1,601	1,345
Prepaid expenses	899	508
Other current assets	23	35
Total current assets	19,045	16,949

Contract assets, net of allowance of $82 and $85, respectively	320	342
Long-term equipment financing receivables, net of allowance of $122 and $115, respectively	1,869	1,768
Property and equipment, net	590	670
Operating lease right-of-use assets	860	1,009
Intangible assets, net	22,796	23,556
Goodwill	9,454	9,454
Contract costs, net of current portion	2,396	2,273
Other long-term assets	137	139
Total Assets	$57,467	$56,160

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$619	$769
Accrued expenses	5,002	5,951
Finance leases	76	75
Notes payable	462	457
Operating lease liabilities	476	566
Income tax payable	80	53
Contract liabilities	2,898	2,390
Total current liabilities	9,613	10,261

Contract liabilities, net of current portion	198	198
Finance leases, net of current portion	4	23
Notes payable, net of current portion	475	592
Operating lease liabilities, net of current portion	412	473
Total liabilities	10,702	11,547

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 26,628,022 shares issued and outstanding as of March 31, 2024 and 26,130,218 shares issued
and outstanding as of December 31, 2023	27	26
Additional paid-in capital	134,604	132,888
Accumulated deficit	(88,033)	(88,467)
Accumulated other comprehensive income	167	166
Total stockholders' equity	46,765	44,613

Total Liabilities and Stockholders' Equity	$57,467	$56,160

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended March 31,
	2024	2023
Service revenue	$7,845	$7,158
Software solutions revenue	5,146	4,108
Product revenue	1,295	1,225
Total revenue	14,286	12,491

Operating expenses:
Cost of service revenue	3,109	3,044
Cost of software solutions revenue	1,392	1,185
Cost of product revenue	730	839
Selling and marketing	4,027	3,809
General and administrative	3,296	3,997
Research and development	1,249	1,191
Total operating expenses	13,803	14,065

Income/(loss) from operations	483	(1,574)

Other income/(expense):
Interest expense	(13)	(42)
Other income/(expense), net	(9)	58
Total other income/(expense), net	(22)	16

Income/(loss) before income tax	461	(1,558)

Income tax (provision)/benefit	(27)	(24)

Net income/(loss)	$434	$(1,582)

Earnings per common share:
Basic	$0.02	$(0.06)
Diluted	$0.01	$(0.06)

Weighted-average common shares outstanding:
Basic	26,314,903	25,734,049
Diluted	30,142,100	25,734,049

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$434	$(1,582)
Adjustments to reconcile net income/(loss) to net cash provided by/(used for) operating activities:
Depreciation and amortization	840	908
Allowance for credit losses	14	55
Share-based compensation	728	1,414
Non-cash operating lease amortization	(2)	-
Changes in assets and liabilities:
Trade receivables	(749)	(548)
Contract assets	25	(5)
Equipment financing receivables	(137)	(239)
Inventories	1	40
Contract costs	(379)	(268)
Prepaid expenses	(391)	(190)
Other assets	14	163
Accounts payable and accrued expenses	(1,099)	(1,110)
Income tax payable	27	23
Contract liabilities	508	(215)
Net cash provided by/(used for) operating activities	(166)	(1,554)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(9)
Net cash provided by/(used for) investing activities	-	(9)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	-	278
Borrowing on line of credit, net	-	(82)
Repayments made on finance leases	(18)	(30)
Repayments made on notes payable	(112)	(152)
Proceeds from exercise of options	1,049	40
Taxes paid on the net settlement of stock options and RSUs	(60)	(257)
Net cash provided by/(used for) financing activities	859	(203)
Effect of exchange rate changes on cash	1	(21)

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	694	(1,787)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	10,347	5,475

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$11,041	$3,688

Supplemental disclosure of cash flow information:
Cash used during the year for:
Interest expense	$(13)	$(24)
Supplemental disclosure of non-cash investing and financing information:
Transfer of property and equipment, net to property and equipment, held for sale	$-	$2,333

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CREXENDO, INC. AND SUBSIDIARIES

Supplemental Segment Financial Data

(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Revenue:
Cloud telecommunications services	$9,140	$8,383
Software solutions	5,146	4,108
Consolidated revenue	14,286	12,491

Operating income/(loss) from operations:
Cloud telecommunications services	78	(1,179)
Software solutions	405	(395)
Total operating income/(loss)	483	(1,574)
Other income/(expense), net:
Cloud telecommunications services	(5)	(39)
Software solutions	(17)	55
Total other income/(expense)	(22)	16
Income/(loss) before income tax provision:
Cloud telecommunications services	73	(1,218)
Software solutions	388	(340)
Income/(loss) before income tax provision	$461	$(1,558)

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Use of Non-GAAP Financial Measures

            To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), the gain/(loss) on the sale of property and equipment, goodwill and long-lived asset impairments, provision/(benefit) for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

            In our May 7, 2024 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income

(Unaudited, in thousands, except per share and share data)

	Three Months Ended March 31,
	2024	2023
U.S. GAAP net income/(loss)	$434	$(1,582)
Share-based compensation	728	1,414
Acquisition related expenses	-	1
Amortization of intangible assets	760	792
Non-GAAP net income	$1,922	$625

Non-GAAP earnings per common share:
Basic	$0.07	$0.02
Diluted	$0.06	$0.02

Weighted-average common shares outstanding:
Basic	26,314,903	25,734,049
Diluted	30,142,100	27,523,334

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
U.S. GAAP net income/(loss)	$434	$(1,582)
Depreciation and amortization	840	908
Interest expense	13	42
Other, net	14	(58)
Income tax provision/(benefit)	27	24
EBITDA	1,328	(666)
Acquisition related expenses	-	1
Share-based compensation	728	1,414
Adjusted EBITDA	$2,056	$749

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